                          NABISCO GROUP HOLDINGS CORP.
                     (CURRENTLY RJR NABISCO HOLDINGS CORP.)

              RESTATED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                                    THREE MONTHS    THREE MONTHS
                                                                                       ENDED           ENDED
                                                                                   MARCH 31, 1999  MARCH 31, 1998
                                                                                   --------------  --------------
NET SALES........................................................................    $    1,855      $    1,962
                                                                                        -------         -------
Costs and expenses:
  Cost of products sold..........................................................         1,027           1,125
  Selling, advertising, administrative and general expenses......................           641             598
  Amortization of trademarks and goodwill........................................            53              56
                                                                                        -------         -------
    OPERATING INCOME.............................................................           134             183
Interest and debt expense........................................................           (98)           (104)
Other income (expense), net......................................................           (10)             (9)
                                                                                        -------         -------
    INCOME BEFORE INCOME TAXES...................................................            26              70
Provision for income taxes.......................................................             9              27
                                                                                        -------         -------
    INCOME BEFORE MINORITY INTEREST IN INCOME OF NABISCO HOLDINGS................            17              43
Less minority interest in income of Nabisco Holdings.............................             7              11
                                                                                        -------         -------
    INCOME FROM CONTINUING OPERATIONS............................................            10              32
Income (loss) from operations of discontinued businesses, net of income taxes....            66             (52)
                                                                                        -------         -------
    NET INCOME (LOSS)............................................................    $       76      $      (20)
                                                                                        -------         -------
                                                                                        -------         -------
BASIC NET INCOME (LOSS) PER SHARE:
  Income from continuing operations..............................................           .02             .06
  Income (loss) from discontinued operations.....................................           .20            (.16)
    Net income (loss)............................................................           .22            (.10)
DILUTED NET INCOME (LOSS) PER SHARE:
  Income from continuing operations..............................................           .02             .06
  Income (loss) from discontinued operations.....................................           .20            (.16)
    Net income (loss)............................................................           .22            (.10)

DIVIDENDS PER SHARE OF COMMON STOCK..............................................    $    .5125      $    .5125

            SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN MILLIONS)

                                                                                    THREE MONTHS     THREE MONTHS
                                                                                        ENDED            ENDED
                                                                                   MARCH 31, 1999   MARCH 31, 1998
                                                                                   ---------------  ---------------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
  Net income (loss)..............................................................     $      76        $     (20)
  Less (income) loss from discontinued operations................................           (66)              52
                                                                                          -----            -----
  Income from continuing operations..............................................            10               32
                                                                                          -----            -----
  Adjustments to reconcile net income (loss) to net cash flows used in operating activities:
      Depreciation and amortization..............................................           120              124
      Deferred income tax expense................................................            16               23
      Changes in working capital items, net......................................          (342)            (372)
      Other, net.................................................................            10                6
                                                                                          -----            -----
        Total adjustments........................................................          (196)            (219)
                                                                                          -----            -----
    Net cash flows used in continuing operating activities.......................          (186)            (187)
    Net cash flows with discontinued operations..................................           150              152
                                                                                          -----            -----
    Net cash flows used in operating activities..................................           (36)             (35)
                                                                                          -----            -----
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
  Capital expenditures...........................................................           (47)             (78)
  Disposition of businesses and certain assets...................................             2                3
  Repurchases of Nabisco Holdings' Class A common stock..........................            --              (26)
  Proceeds from exercise of Nabisco Holdings' Class A common stock options.......             2               15
                                                                                          -----            -----
    Net cash flows used in investing activities..................................           (43)             (86)
                                                                                          -----            -----
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
  Net borrowings (repayments) of long-term debt..................................            (7)             990
  Increase (decrease) in short-term borrowings...................................           238             (751)
  Dividends paid on common and preferred stock...................................          (183)            (191)
  Other, net.....................................................................            23               55
                                                                                          -----            -----
    Net cash flows from financing activities.....................................            71              103
                                                                                          -----            -----
Effect of exchange rate changes on cash and cash equivalents.....................            (6)              (4)
                                                                                          -----            -----
    Net change in cash and cash equivalents......................................           (14)             (22)
Cash and cash equivalents at beginning of period.................................           112              127
                                                                                          -----            -----
Cash and cash equivalents at end of period.......................................     $      98        $     105
                                                                                          -----            -----
                                                                                          -----            -----
Income taxes paid, net of refunds................................................     $      11        $      53
Interest paid....................................................................     $     104        $      85

            SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                     CONSOLIDATED CONDENSED BALANCE SHEETS
                             (DOLLARS IN MILLIONS)

                                                                                MARCH 31, 1999  DECEMBER 31, 1998
                                                                                --------------  -----------------
ASSETS
Current assets:
  Cash and cash equivalents...................................................    $       98        $     112
  Accounts and notes receivable, net..........................................           488              522
  Inventories.................................................................           803              753
  Prepaid expenses and excise taxes...........................................            69               70
  Net assets of discontinued businesses.......................................         6,600            6,696
                                                                                     -------          -------
      TOTAL CURRENT ASSETS....................................................         8,058            8,153
                                                                                     -------          -------
Property, plant and equipment, net............................................         2,859            2,947
Trademarks, net...............................................................         3,335            3,368
Goodwill, net.................................................................         3,132            3,182
Other assets and deferred charges.............................................            98               94
                                                                                     -------          -------
                                                                                  $   17,482        $  17,744
                                                                                     -------          -------
                                                                                     -------          -------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings.......................................................    $       67        $      68
  Accounts payable and accrued liabilities....................................         1,369            1,638
  Current maturities of long-term debt........................................           265              118
  Income taxes accrued........................................................             8               20
                                                                                     -------          -------
      TOTAL CURRENT LIABILITIES...............................................         1,709            1,844
                                                                                     -------          -------
Long-term debt (less current maturities)......................................         3,692            3,619
Minority interest in Nabisco Holdings.........................................           727              752
Other noncurrent liabilities..................................................           964              962
Deferred income taxes.........................................................         1,225            1,226
Contingencies (note 5)
Nabisco Group Holdings' obligated mandatorily redeemable preferred securities
  of subsidiary trusts holding solely junior subordinated debentures*.........         1,327            1,327
Stockholders' equity:
  ESOP preferred stock........................................................           201              205
  Common stock (1999--328,729,048 shares issued, 1998--328,385,148 shares
    issued)...................................................................             3                3
  Paid-in capital.............................................................         8,842            9,004
  Retained earnings (accumulated deficit).....................................          (501)            (577)
  Accumulated other comprehensive income (loss)...............................          (566)            (460)
  Treasury stock, at cost.....................................................          (100)            (100)
  Other stockholders' equity..................................................           (41)             (61)
                                                                                     -------          -------
        TOTAL STOCKHOLDERS' EQUITY............................................         7,838            8,014
                                                                                     -------          -------
                                                                                  $   17,482        $  17,744
                                                                                     -------          -------
                                                                                     -------          -------

------------------------
* The sole assets of the subsidiary trusts are junior subordinated debentures of Nabisco Group Holdings Corp. The outstanding junior subordinated debentures have aggregate principal amounts of approximately $978 and $385 million, annual interest rates of 10% and 9 1/2%, respectively and mature in December, 2044 and September, 2047, respectively. The preferred securities will be mandatorily redeemed upon redemption of the junior subordinated debentures. See note 6 for discussion regarding the partial tender and redemption of these securities.

            SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 1 -- INTERIM REPORTING

    GENERAL

    The consolidated condensed financial statements include the accounts of Nabisco Group Holdings Corp. ("NGH"--currently named RJR Nabisco Holdings Corp.), and its majority-owned subsidiaries, including 80.5% of Nabisco Holdings Corp. ("Nabisco Holdings") and its wholly-owned subsidiary, Nabisco, Inc. ("Nabisco").

    In management's opinion, the accompanying unaudited consolidated condensed financial statements (the "Consolidated Condensed Financial Statements") of NGH contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods presented. The Consolidated Condensed Financial Statements should be read in conjunction with the restated consolidated financial statements and footnotes of NGH for the year ended December 31, 1998.

    For interim reporting purposes, certain costs and expenses are charged to operations in proportion to the estimated total annual amount expected to be incurred.

    Certain prior period amounts have been reclassified to conform to the current period presentation.

    The account balances and activities of R.J. Reynolds Tobacco Holdings, Inc. ("RJR"--formerly named RJR Nabisco, Inc.), which included R.J. Reynolds International ("Reynolds International"), R.J. Reynolds Tobacco Company ("Reynolds Tobacco") and corporate headquarters, are segregated and reported as discontinued operations in the accompanying consolidated financial statements. See note 6 for further discussion.

    RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

    On January 1, 1999, NGH adopted SOP No. 98-5, Reporting on the Costs of Start-Up Activities. SOP No. 98-5 established standards on accounting for start-up and organization costs and, in general, requires such costs to be expensed as incurred. The adoption of SOP No. 98-5 did not have a material effect on NGH's financial position or results of operations.

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    During the second quarter of 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"), which must be adopted by January 1, 2000, with early adoption permitted. On May 20, 1999, the FASB issued an exposure draft, which would amend SFAS No. 133 to delay its effective date one year. SFAS No. 133 requires that all derivative instruments be recorded on the consolidated balance sheet at their fair value. Changes in the fair value of derivatives will be recorded each period in earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. NGH has not yet determined the timing of adoption or the impact that adoption or subsequent application of SFAS No. 133 will have on its financial position or results of operations.

    COMPREHENSIVE INCOME

    Total comprehensive income for the three months ended March 31, 1999 and 1998 was $(30) million and $(20) million, respectively. Total comprehensive income includes net income (loss), foreign currency translation adjustments and minimum pension liability adjustments.

    1998 RESTRUCTURING EXPENSES

    In the second and fourth quarters of 1998, Nabisco recorded restructuring expenses of $406 million ($216 million after-tax, net of minority interest) and $124 million ($75 million after-tax, net of minority interest), respectively. These restructuring programs were undertaken to streamline operations and improve profitability and will result in a workforce reduction of approximately 6,500 employees of which 3,825 positions were eliminated as of March 31, 1999. The restructuring programs will require cash expenditures of approximately $205 million, of which $16 million was paid in the first quarter of 1999, primarily for severance and benefits. In addition, the programs will require additional expenses of approximately $134 million, of which $15 million ($7 million after-tax, net of minority interest) was incurred in the first quarter of 1999. These additional expenses are principally for implementation and integration of the programs and include costs for relocation of employees and equipment and training.

    For the three months ended March 31, 1999, $33 million of the accrual was utilized as follows: $17 million for severance and benefits, $9 million for the disposal of assets and $7 million for other exit costs.

    1996 RESTRUCTURING EXPENSE

    The 1996 restructuring program, which was undertaken to streamline operations and improve Nabisco's profitability, has been completed and the balance remaining at December 31, 1998 of $2 million for severance costs was paid during the first quarter of 1999.

NOTE 2 -- INVENTORIES

    The major classes of inventory are as follows:

                                                                    MARCH 31,     DECEMBER 31,
                                                                      1999            1998
                                                                  -------------  ---------------
Finished products...............................................    $     472       $     457
Raw materials...................................................          202             164
Other...........................................................          129             132
                                                                       ------           -----
                                                                    $     803       $     753
                                                                       ------           -----
                                                                       ------           -----

NOTE 3 -- EARNINGS PER SHARE

                                                                                  THREE MONTHS ENDED MARCH 31,
                                                                       --------------------------------------------------
                                                                                 1999                      1998
                                                                       ------------------------  ------------------------
                                                                          BASIC       DILUTED       BASIC       DILUTED
                                                                       -----------  -----------  -----------  -----------
Income (loss) from continuing operations applicable to common stock:
  Income from continuing operations..................................  $        10  $        10  $        32  $        32
  Preferred stock dividends..........................................           (4)          (4)         (11)         (11)
                                                                       -----------  -----------  -----------  -----------
                                                                       $         6  $         6  $        21  $        21
                                                                       -----------  -----------  -----------  -----------
                                                                       -----------  -----------  -----------  -----------
Weighted average number of common and common equivalent shares outstanding (in thousands):
  Common shares......................................................      324,053      324,053      323,798      323,798
  Assumed exercise of NGH's stock options............................           --          248           --        1,696
                                                                       -----------  -----------  -----------  -----------
                                                                           324,053      324,301      323,798      325,494
                                                                       -----------  -----------  -----------  -----------
                                                                       -----------  -----------  -----------  -----------

    Shares of ESOP convertible preferred stock of 12,543,347 and 13,432,872 were not included in computing diluted earnings per share for 1999 and 1998, respectively, because the effect would have been antidilutive. Common shares also exclude approximately 949,100 and 966,000 shares of restricted stock as the vesting provisions had not been met at March 31, 1999 and 1998, respectively.

NOTE 4 -- SEGMENT REPORTING

    NGH is a holding company whose subsidiaries are engaged principally in the manufacture, distribution and sale of cookies, crackers, and other food products. NGH is organized and reports its results of operations in three operating segments: Nabisco Biscuit, the U.S. Foods Group and the International Food Group which are segregated by both product and geographic location.

    NGH's management evaluates the performance of its operating segments based upon ongoing Operating Company Contribution ("OCC"). OCC for each reportable segment is operating income before amortization of trademarks and goodwill, restructuring expenses and other items deemed unusual by management. These items include restructuring related costs in 1999.

    SEGMENT PROFIT/(LOSS) INFORMATION:

THREE MONTHS ENDED MARCH 31                                                                     1999       1998
--------------------------------------------------------------------------------------------  ---------  ---------
Net sales from external customers:
  Nabisco Biscuit...........................................................................  $     867  $     850
  U.S. Foods Group..........................................................................        435        530
  International Food Group..................................................................        553        582
                                                                                              ---------  ---------
    Consolidated net sales from external customers..........................................  $   1,855  $   1,962
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Ongoing OCC:
  Nabisco Biscuit...........................................................................  $     121  $     143
  U.S. Foods Group..........................................................................         49         63
  International Food Group..................................................................         32         32
  Other.....................................................................................         --          1
                                                                                              ---------  ---------
    Consolidated OCC........................................................................  $     202  $     239
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    A reconciliation of consolidated OCC to consolidated income before income taxes is as follows:

THREE MONTHS ENDED MARCH 31                                                                     1999       1998
--------------------------------------------------------------------------------------------  ---------  ---------
Ongoing OCC.................................................................................  $     202  $     239
Items excluded from OCC:
  Goodwill and trademark amortization.......................................................        (53)       (56)
  Interest and debt expense.................................................................        (98)      (104)
  Other income (expense), net...............................................................        (10)        (9)
  Restructuring related costs...............................................................        (15)        --
                                                                                              ---------  ---------
    Income before income taxes..............................................................  $      26  $      70
                                                                                              ---------  ---------
                                                                                              ---------  ---------

NOTE 5 -- CONTINGENCIES

TOBACCO LITIGATION

    As of May 27, 1999, NGH was a defendant in 17 lawsuits arising out of the tobacco business conducted by Reynolds Tobacco or its subsidiaries. In two additional cases, NGH has been voluntarily dismissed subject to plaintiffs' discretion to restore NGH to the case within a limited period of time. These 17 cases name NGH on a variety of theories, not always specifically pled, that seek to impose liability on NGH for injuries allegedly caused by the use, sale, distribution, manufacture, development, advertising, marketing or health effects of, exposure to, or research, statements or warnings regarding cigarettes.

    Most of these 17 active suits were brought in state courts by union health-benefit trust funds -- and, in one instance, a Native American tribe -- seeking to recover the health-care costs they claim to have incurred for their members whose illnesses are allegedly related to cigarettes. Three of the cases are non-union class action suits, one in Pennsylvania federal court, one in Indiana state court and one in Missouri state court. A fourth purported class action is pending in Nigeria. NGH's defenses in all the cigarette cases in which it is named include the merits defenses of Reynolds Tobacco plus separate arguments that NGH is a holding company that does not engage in any of the activities for which plaintiffs seek to impose liability. NGH also seeks to be dismissed from some of these cases based on the fact that it has no presence in the state in which a particular case is pending and therefore should not be subject to the jurisdiction of the applicable court.

    In the union health-care cost-recovery cases of the kind noted above, defendants also argue that the case should be dismissed because of the settled law that one who pays an injured person's medical expenses is legally too remote to maintain an action against the person allegedly responsible for the injury. Most courts that have decided motions to dismiss based on this argument, including the federal courts of appeals for the Second and Third Circuits, have granted the motions to dismiss on these "remoteness" grounds. In another case, in which NGH was named and which proceeded to trial before a jury, NGH as well as RJR were dismissed from the case on a directed verdict after plaintiffs had presented their case.

    As of May 27, 1999, no case in which NGH is a named defendant was scheduled for trial in 1999. Two cases in which Reynolds Tobacco is a defendant are in the process of being tried and it is likely that several more will be tried during the course of the year.

    NGH's litigation defense costs as well as any liabilities it might incur as a result of the cases pending against it are to be paid by RJR and Reynolds Tobacco under the indemnification provisions of an agreement between NGH, RJR and Reynolds Tobacco. NGH's costs of defense, as well as any liabilities incurred as a result of the case pending in Nigeria, are also subject to an indemnity from Japan Tobacco Inc. as provided under the sale agreement among Japan Tobacco, Reynolds Tobacco and RJR. If RJR and Reynolds Tobacco and Japan Tobacco cannot fulfill their respective indemnity obligations, NGH could be required to make the relevant payments itself.

    In addition to the cases pending against NGH, there are several hundred lawsuits relating to cigarettes in which Reynolds Tobacco, and sometimes RJR, are named defendants. If Reynolds Tobacco and RJR are unable to satisfy their payment obligations for any adverse judgments against them in some or all of these cases, it is possible that plaintiffs in these cases would seek to recover the unsatisfied obligations from the assets of NGH by bringing lawsuits on various theories.

    Some of the claims against NGH seek recovery of hundreds of millions and possibly billions of dollars. This is also true of the litigation pending against Reynolds Tobacco and RJR. Litigation is subject to many uncertainties. Management is unable to predict the outcome of the litigation against NGH, or to derive a meaningful estimate of the amount or range of any possible loss in any quarterly or annual period or in the aggregate.

NOTE 6 -- THE REORGANIZATION

    DISCONTINUED OPERATIONS

    On March 9, 1999, RJR and Reynolds Tobacco entered into a definitive agreement to sell the international tobacco business for approximately $8 billion, including the assumption of approximately $200 million of net debt, to Japan Tobacco Inc. The sale was completed on May 12, 1999, except to the extent that local regulatory approvals for this sale are still pending. Under the terms of the agreement, Japan Tobacco acquired substantially all of the business including intellectual property rights of Reynolds International, including the international rights to the CAMEL, WINSTON and SALEM brand names. Proceeds from the sale were used to reduce debt and for general corporate purposes.

    Also on March 9, 1999, NGH announced that its board of directors had approved a plan to separate the domestic tobacco business conducted by Reynolds Tobacco, from the food business conducted by Nabisco's operating subsidiaries. Under the plan, the separation will be accomplished by the transfer of RJR's 80.5% interest in Nabisco, together with approximately $1.6 billion in after-tax proceeds from the international tobacco sale, to NGH through a merger transaction that is intended to be tax-free and which occurred on May 18, 1999, followed by a spin-off to NGH stockholders of shares in RJR that is intended to be tax-free. On May 12, 1999, NGH's board of directors approved the spin-off, which is expected to occur on or about June 14, 1999.

    Upon completion of the spin-off, NGH will be legally renamed Nabisco Group Holdings Corp. and continue to exist as a holding company, owning 80.5% of Nabisco. The re-named Nabisco Group Holdings Corp. (symbol: NGH) and Nabisco (symbol: NA) will each continue to trade as separate companies on The New York Stock Exchange. Shares of RJR (symbol: RJR), as the owner of 100% of Reynolds Tobacco, will also trade separately under the changed name of R.J. Reynolds Tobacco Holdings, Inc.

    NGH, RJR and Reynolds Tobacco have entered into, or will enter into, several agreements governing the relationships among the parties after the distribution of RJR's shares to NGH stockholders, including the provision of intercompany services by Nabisco to NGH, certain tax matters, indemnification rights and obligations and other matters between the parties.

    On April 13, 1999, NGH offered to purchase any and all of its 9 1/2% trust preferred securities and sought consents from the holders of those securities to waive certain covenants that might have prevented some of the transactions described above. The consent offer expired on May 17, 1999. As of that date, approximately $276 million of the total $374 million trust preferred securities were tendered. The total cost to tender the preferred securities, including accrued interest, premium fees and consent fees will total approximately $314 million. NGH intends to invest approximately $100 million in highly rated short-term commercial paper to service future principal and interest payments on the trust securities not tendered.

    On May 18, 1999, NGH called for redemption all of its $949 million 10% trust preferred securities outstanding. NGH expects to complete this redemption on June 18, 1999.

    On or about May 18, 1999, NGH called for redemption all of its outstanding ESOP convertible preferred stock at $16.25 per share, plus accrued dividends, at a total cost of approximately $200 million. NGH expects to complete this transaction on June 10, 1999.

    Reynolds International's, corporate headquarters' and Reynolds Tobacco's account balances and activities are segregated and reported as discontinued operations in the accompanying consolidated condensed financial statements. Prior period financial statements have been reclassified to conform to the current year presentation.

    Summarized operating results of the discontinued businesses are as follows:

                                                                                 THREE MONTHS
                                                                               ENDED MARCH 31,
                                                                             --------------------
                                                                               1999       1998
                                                                             ---------  ---------
Net sales..................................................................  $   2,366  $   1,985
Provision (benefit) for income taxes.......................................         61         (5)
Net income (loss)..........................................................         66        (52)

    Assets and liabilities of the discontinued businesses are as follows:

                                                                       MARCH 31,   DECEMBER 31,
                                                                         1999          1998
                                                                      -----------  ------------
Current assets......................................................   $   3,029    $    2,987
Property, plant and equipment, net..................................       2,321         2,351
Trademarks and goodwill, net........................................      12,060        12,165
Other assets and deferred charges...................................         340           341
Current liabilities.................................................      (2,975)       (2,859)
Long-term debt (less current maturities)............................      (4,938)       (5,036)
Deferred income taxes...............................................      (1,924)       (1,936)
Other noncurrent liabilities........................................      (1,313)       (1,317)
                                                                      -----------  ------------
  Net assets of discontinued businesses.............................   $   6,600    $    6,696
                                                                      -----------  ------------
                                                                      -----------  ------------

                          ----------------------------

    The unaudited pro forma information below reflects adjustments to the historical results of operations and financial condition of NGH. The unaudited pro forma balance sheet gives effect to the following transactions as if they occurred on March 31, 1999, as applicable:

    - the sale of Reynolds International and application of a portion of the net proceeds to reduce debt and for general corporate purposes;

    - the issuance of $1.25 billion of debt securities by RJR;

    - the transfer of RJR's interest in Nabisco to NGH, together with approximately $1.6 billion of the net cash proceeds from the international tobacco sale, through a merger transaction;

    - the redemption of $1.23 billion of trust originated preferred securities and the repurchase of approximately $200 million of ESOP preferred stock; and

    - the spin-off of RJR to NGH stockholders.

    The unaudited pro forma income statement gives effect to the above transactions and the adjustment to selling, advertising, administrative and general expenses to reflect the estimated level of corporate headquarters' administrative expenses after the completion of the RJR spin-off, as if the transactions occurred on January 1, 1999. No adjustment has been made for one-time or non-recurring items in the unaudited pro forma income statement.

    Management believes that the assumptions used provide a reasonable basis on which to present the pro forma consolidated financial data based on transactions and events that are currently probable to occur. NGH has provided the unaudited pro forma consolidated condensed financial statements for informational purposes only. You should not construe them to be indicative of the results of operations or financial position had the transactions and events described above been consummated on the dates assumed and do not project the results of operations or financial position for any future date or period.

                                                                                                  MARCH 31, 1999
                                                                                                 -----------------
                                                                                                    (UNAUDITED)
ASSETS
Cash and cash equivalents......................................................................      $     143
Accounts and other receivables, net............................................................            488
Inventories....................................................................................            803
Prepaid expenses and excise taxes..............................................................             69
                                                                                                       -------
    Total current assets.......................................................................          1,503
                                                                                                       -------
Property, plant and equipment, net.............................................................          2,859
Trademarks, net................................................................................          3,335
Goodwill, net..................................................................................          3,132
Other assets and deferred charges..............................................................            200
                                                                                                       -------
    Total assets...............................................................................      $  11,029
                                                                                                       -------
                                                                                                       -------
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings..........................................................................      $      67
Accounts payable and accrued liabilities.......................................................          1,369
Current maturities of long-term debt...........................................................            265
Income taxes accrued...........................................................................              8
                                                                                                       -------
    Total current liabilities..................................................................          1,709
                                                                                                       -------
Long-term debt (less current maturities).......................................................          3,692
Minority interest in Nabisco Holdings..........................................................            727
Other noncurrent liabilities...................................................................            706
Deferred income taxes..........................................................................          1,270
NGH's obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely
 junior subordinated debentures................................................................             98
Total stockholders' equity.....................................................................          2,827
                                                                                                       -------
    Total liabilities and stockholders' equity.................................................      $  11,029
                                                                                                       -------
                                                                                                       -------

                                                                                                   THREE MONTHS
                                                                                                       ENDED
                                                                                                  MARCH 31, 1999
                                                                                                 -----------------
                                                                                                    (UNAUDITED)
Net sales......................................................................................      $   1,855
Costs and expenses.............................................................................          1,671
Amortization of trademarks and goodwill........................................................             53
                                                                                                       -------
    Operating income...........................................................................            131
Interest expense and other income (expense), net...............................................            (77)
Income tax provision...........................................................................             21
Minority interest..............................................................................             (7)
                                                                                                       -------
    Loss from continuing operations............................................................      $      26
                                                                                                       -------
                                                                                                       -------

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